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                                                                    EXHIBIT 99.3

                                                       OPTION NO.: 2000-
                                                                         -------


                   AMENDED AND RESTATED ARRAY BIOPHARMA INC.
                        STOCK OPTION AND INCENTIVE PLAN
                        INCENTIVE STOCK OPTION AGREEMENT


         Array BioPharma Inc., a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its common stock, $.001 par value, (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan (the "Plan").

Grant Date:  _________ ___, 2000

Name of Optionee:
                  -------------------------------------------------

Optionee's Social Security Number:       -    -
                                    ----- ---- -----

Number of Shares Covered by Option:
                                     --------------

Option Price per Share:  $_____.___ (AT LEAST 100% OF FAIR MARKET VALUE)

Vesting Start Date:                   ,
                    ------------ -----, ----

           BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY REVIEWED THE PLAN, AND AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT.


Optionee:
          ----------------------------------------------------------
                                   (Signature)

Company:
          ----------------------------------------------------------
                                   (Signature)

                     Title:
                            ----------------------------------------


Attachment

           This is not a stock certificate or a negotiable instrument.



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                              AMENDED AND RESTATED
                              ARRAY BIOPHARMA INC.
                         STOCK OPTION AND INCENTIVE PLAN


                        INCENTIVE STOCK OPTION AGREEMENT


INCENTIVE STOCK OPTION              This option is intended to be an incentive
                                    stock option under Section 422 of the
                                    Internal Revenue Code and will be
                                    interpreted accordingly. If you cease to be an employee of the Company, its parent or a subsidiary ("Employee") but continue to provide Service, this option will be deemed a nonstatutory stock option on the 90th day after you cease to be an Employee. In addition, to the extent that all or part of this option exceeds the $100,000 rule of section 422(d) of the Internal Revenue Code, this option or the lesser excess part will be deemed to be a nonstatutory stock option.

VESTING This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

                                    Your right to purchase shares of Stock under this option vests [______________]. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

                                    No additional shares of Stock will vest
                                    after your Service has terminated for any reason.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.


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REGULAR                             If your Service terminates for any reason,
TERMINATION                         other than death, Disability or Cause, then
                                    your option will expire at the close of
                                    business at Company headquarters on the 90th day after your termination date.

TERMINATION FOR CAUSE               If your Service is terminated for Cause,
                                    then you shall immediately forfeit all
                                    rights to your option and the option shall immediately expire.

DEATH If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date 12 months after the date of death. During that twelve-month period, your estate or heirs may exercise the vested portion of your option.

                                    In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date 12 months after your termination date. In such a case, during the period following your death up to the date 12 months after your termination date, your estate or heirs may exercise the vested portion of your option.

DISABILITY                          If your Service terminates because of your
                                    Disability, then your option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

LEAVES OF ABSENCE                   For purposes of this option, your Service
                                    does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued
                                    Service crediting, or when continued Service crediting is required by applicable law.
                                    However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.


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                                    The Company determines, in its sole
                                    discretion, which leaves count for this
                                    purpose, and when your Service terminates for all purpose under the Plan.

NOTICE OF EXERCISE                  When you wish to exercise this option, you
                                    must notify the Company by filing a notice of exercise, in substantially the form attached hereto as Exhibit A, with the Company's Chief Financial Officer at the
                                    Company's headquarters. Your notice must specify how many shares you wish to purchase
                                    (in a parcel of at least 100 shares
                                    generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                                    If someone else wants to exercise this
                                    option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT                     When you submit your notice of exercise, you
                                    must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                                    o        Cash, your personal check, a
                                             cashier's check, a money order or
                                             another cash equivalent acceptable
                                             to the Company.

                                    o        Shares of Stock which have already
                                             been owned by you for more than six
                                             months and which are surrendered to
                                             the Company. The value of the
                                             shares, determined as of the
                                             effective date of the option
                                             exercise, will be applied to the
                                             option price.

                                    o        To the extent a public market for
                                             the Stock exists as determined by
                                             the Company, by delivery (on a form
                                             prescribed by the Company) of an
                                             irrevocable direction to a licensed
                                             securities broker acceptable to the
                                             Company to sell Stock and to
                                             deliver all or part of the sale
                                             proceeds to the Company in payment
                                             of the aggregate option price and
                                             any withholding taxes.

WITHHOLDING TAXES                   You will not be allowed to exercise this
                                    option unless you make acceptable
                                    arrangements to pay any withholding or other taxes that may be due as a result


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                                    of the option exercise or sale of Stock
                                    acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

TRANSFER OF OPTION                  During your lifetime, only you (or, in the
                                    event of your legal incapacity or
                                    incompetency, your guardian or legal
                                    representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

                                    Regardless of any marital property
                                    settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

RETENTION RIGHTS                    Neither your option nor this Agreement gives
                                    you the right to be retained by the Company
                                    (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS                  You, or your estate or heirs, have no rights
                                    as a shareholder of the Company until a
                                    certificate for your option's shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                         In the event of a stock split, a stock
                                    dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall


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                                    be subject to the terms of the agreement of
                                    merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                                    ARE SUBJECT TO CERTAIN RESTRICTIONS ON
                                    TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES
                                    SET FORTH IN AN AGREEMENT BETWEEN THE
                                    COMPANY AND THE REGISTERED HOLDER, OR HIS OR
                                    HER PREDECESSOR IN INTEREST. A COPY OF SUCH
                                    AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE
                                    OF THE COMPANY AND WILL BE FURNISHED UPON
                                    WRITTEN REQUEST TO THE SECRETARY OF THE
                                    COMPANY BY THE HOLDER OF RECORD OF THE
                                    SHARES REPRESENTED BY THIS CERTIFICATE."

                                    "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                                    REGISTERED OR QUALIFIED UNDER THE SECURITIES
                                    ACT OF 1933, AS AMENDED, OR ANY SECURITIES
                                    LAWS OF ANY STATE OR OTHER JURISDICTION, AND
                                    MAY NOT BE SOLD, PLEDGED, OR OTHERWISE
                                    TRANSFERRED WITHOUT AN EFFECTIVE
                                    REGISTRATION OR QUALIFICATION THEREOF UNDER
                                    SUCH ACT AND SUCH APPLICABLE STATE OR OTHER
                                    JURISDICTION'S SECURITIES LAWS OR AN OPINION
                                    OF COUNSEL, SATISFACTORY TO THE COMPANY AND
                                    ITS COUNSEL, THAT SUCH REGISTRATION AND
                                    QUALIFICATION IS NOT REQUIRED."

APPLICABLE LAW                      This Agreement will be interpreted and
                                    enforced under the laws of the State of
                                    Colorado, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. CERTAIN CAPITALIZED TERMS USED IN THIS AGREEMENT ARE DEFINED IN THE PLAN, AND HAVE THE MEANING SET FORTH IN THE PLAN.

                                    This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or


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                                    negotiations concerning this option are
                                    superseded.

OTHER AGREEMENTS                    YOU AGREE, AS A CONDITION OF THE GRANT OF
                                    THIS OPTION, THAT IN CONNECTION WITH THE
                                    EXERCISE OF THE OPTION, YOU WILL EXECUTE
                                    SUCH DOCUMENT(S) AS NECESSARY TO BECOME A
                                    PARTY TO ANY SHAREHOLDER AGREEMENT OR VOTING
                                    TRUST AS THE COMPANY MAY REQUIRE.

CERTAIN DISPOSITIONS                If you sell or otherwise dispose of Stock
                                    acquired pursuant to the exercise of this option sooner than the one year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of share of Stock sold or disposed of and the sale price per share within 30 days of such sale or disposition.


   BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS
                 AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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                                    EXHIBIT A
                               NOTICE OF EXERCISE

The undersigned hereby gives notice to Array BioPharma Inc. (the "COMPANY") of the desire to purchase shares of common stock of the Company pursuant to Incentive Stock Option Agreement No. _______.

1.       EXERCISE OF OPTION.

         Name:
                 ----------------------------
         Date:
                 ----------------------------
         Shares to be Exercised:
                                 ------------
         Price:
                 ----------------------------

2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares as follows. (Check all that apply and complete as appropriate. The total payment must equal the purchase price of the Shares.)

         [ ] cash in the amount of $
                                    ----------
         [ ] check in the amount of $
                                     ---------
         [ ] by surrender of shares owned and held for more than six months
             with a value of $           represented by certificate number
                              ----------

             ----------
         [ ] pursuant to a broker transaction with
                                                   -------------------

3.       SHARE REGISTRATION. The Shares are to be registered (Check one only):

         [ ] in Purchaser's name, or
         [ ] in Purchaser's name and the name of Purchaser's spouse, as joint tenants with right of survivorship
         Purchaser's spouse's name:
                                   ----------------------------------
         Purchaser's spouse's Social Security No.:       -     -
                                                    ----   ---   -----

---------------------------------------
Sign Here

Social Security No.:      -   -
                      ---- --- ----

Address:

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